Exhibit 4.58

                            CAPE SYSTEMS GROUP, INC.
                                3619 Kennedy Road
                       South Plainfield, New Jersey 07080

                                                                  March 16, 2006

AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
New Millennium Capital Partners II, LLC
1044 Northern Boulevard, Suite 302
Roslyn, New York 11576

      RE: Waiver of Defaults

Gentlemen:

This letter shall serve as a waiver to defaults and damages resulting from such defaults under the Securities Purchase Agreements and all agreements incorporated therein by reference (collectively, the "Agreements"), between Cape Systems Group, Inc. (formerly Vertex Interactive, Inc.) (the "Company") and each of: (i) AJW Partners, LLC; (ii) AJW Offshore, Ltd.; (iii) AJW Qualified Partners, LLC; and (iv) New Millennium Capital Partners II, LLC (collectively, the "Purchasers") dated as of April 28, 2004 and amended December 30, 2004, January 11, 2005 and August 10, 2005. The Purchasers hereby consent to waive any and all defaults by the Company pursuant to the Agreements that occurred on or before December 31, 2005. The Purchasers hereby waive the right to collect any and all liquidated damages, penalties and/or fines (whether in shares of common stock or in cash) arising from any default under the Agreements that occurred on or before December 31, 2005.

                                                 CAPE SYSTEMS GROUP, INC.

                                                 /s/ NICHOLAS R. TOMS
                                                 --------------------
                                                 By:  Nicholas R. Toms
                                                 Title:  Chief Executive Officer

Accepted to and agreed this 17th day of March, 2006:

AJW PARTNERS, LLC
By:  SMS Group, LLC

By:  /s/ COREY S. RIBOTSKY
     ---------------------
     Corey S. Ribotsky
     Manager

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AJW OFFSHORE, LTD.
By:  First Street Manager II, LLC

By:  /s/ COREY S. RIBOTSKY
     ---------------------
     Corey S. Ribotsky
     Manager

AJW QUALIFIED PARTNERS, LLC
By:  AJW Manager, LLC

By:  /s/ COREY S. RIBOTSKY
     ---------------------
     Corey S. Ribotsky
     Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By:  First Street Manager II, LLC

By:  /s/ COREY S. RIBOTSKY
     ---------------------
     Corey S. Ribotsky
     Manager